U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 6, 2011

SHEERVISION INC.
 (Exact name of small business issuer as specified in its charter)

Delaware	000-27629	23-2426437
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

4030 Palos Verdes Drive North
Suite 104
Rolling Hills Estates, California 90274
(Address of principal executive offices)

(310) 265-8918
(Issuer’s Telephone Number)

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2011, Jeffrey Lewsadder resigned from his position as a member of the Board of Directors of Sheervision Inc. to pursue other business interests. The Board accepted Mr. Lewsadder’s resignation immediately and will consider filling the vacancy on the Board at a later time.

ITEM 9.01    Financial Statements and Exhibits.

Exhibit:

99.1                      Letter of Resignation from Jeffrey Lewsadder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHEERVISION, INC. (Registrant)

Dated: May 6, 2011	By:	/s/ Suzanne Lewsadder
Suzanne Lewsadder Chief Executive Officer

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